SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of April 16, 2018 by and among Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering (together “Custom Pool”), Astro Aerospace Ltd., the sole shareholder of Custom Pool, (“ASTRO”), and Lawrence & Loreen Calarco Family Trust (“Calarco”).

WHEREAS, ASTRO currently owns all of the issued and outstanding shares of common stock of Custom Pool.

WHEREAS, ASTRO has experienced a change of control and new management no longer wants to pursue the operations of its wholly owned subsidiaries.

WHEREAS, Calarco desires to exchange 13,668,900 shares of common stock of ASTRO for all of the issued and outstanding shares of common stock of Custom Pool held by ASTRO, and ASTRO has agreed to offer the Custom Pool Shares (as defined below) in connection with such exchange, upon the terms and conditions set forth in this Agreement.  At the completion of this transaction, Calarco shall hold 60,000 shares of common stock of ASTRO.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1.Exchange of Shares.

 (a)Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) ASTRO will sell, convey, transfer and assign to Calarco, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Calarco will purchase and accept from ASTRO, all of the currently issued and outstanding shares of common stock of Custom Pool, in the aggregate (the “Custom Pool Shares”), and (ii) in exchange for the transfer of such securities by the ASTRO, Calarco will sell, convey, transfer and assign to ASTRO, and ASTRO will purchase and accept from Calarco, Thirteen Million, Six Hundred Sixty Eight Thousand, Nine Hundred (13,668,900) shares of common stock of ASTRO, par value $0.001, in the aggregate (the “Calarco Shares”), (such exchange referred to herein as the “Exchange”). Upon completion of the Exchange, all of the shares of capital stock of Custom Pool shall be held by Calarco.

 (b)Closing. The closing of the Exchange shall occur no later than April 30, 2018. The Closing will take place at 10:00 a.m. Eastern Standard Time at the offices of Calarco, 2951 SE Waaler St., Stuart, FL 34997 or at such other date, time and place or manner as may be agreed upon by the parties.

3.   Operation of Subsidiaries until Closing.  The parties agree that Lawrence Calarco and Loreen Calarco shall remain as officers and directors of the subsidiaries and, together, shall have sole authority to conduct the operations of the subsidiaries as required.

2.Representations and Warranties.

 (a)Representations and Warranties of Calarco. Calarco hereby represents and warrants to ASTRO, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

(i)Authorization; No Restrictions, Consents or Approvals.  Calarco has the right, power, legal capacity and authority to enter into and perform Calarco’s obligations under this Agreement; and no approvals or consents are required. All of the shares of common stock of ASTRO owned by Calarco are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

 (ii)Transfer of ASTRO Shares. The shares of common stock of ASTRO owned by Calarco will, at the Closing, be validly transferred to ASTRO free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of common stock of ASTRO shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of shares of Custom Pool common stock.

 (iii)Investment Representations.

 (A)Calarco understands that the Custom Pool Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. ASTRO also understands that the Custom Pool Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act.

 (B)Calarco has received all the information Calarco considers necessary or appropriate for deciding whether to acquire the Custom Pool Shares. Calarco understands the risks involved in an investment in the Custom Pool Shares. Calarco further represents that it has had an opportunity to ask questions and receive answers from ASTRO regarding the terms and conditions of the offering of the Custom Pool Shares and the business, properties, prospects, and financial condition of ASTRO and Custom Pool and to obtain such additional information (to the extent ASTRO or Custom Pool possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Calarco or to which Calarco had access. Calarco further represents that such ASTRO is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

 (C)Calarco is acquiring the Custom Pool Shares for Calarco’s own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the Custom Pool Shares.

 (D)Calarco understands that the Custom Pool Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Calarco acknowledges and is aware that the Custom Pool Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Calarco has held the Custom Pool Shares for the applicable holding period under Rule 144.

 (E)Calarco acknowledges and agrees that each certificate representing the Custom Pool Shares shall bear a legend substantially in the following form:

     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

 (iv)No Reliance. Calarco has not relied on and is not relying on any representations, warranties or other assurances regarding ASTRO or Custom Pool other than the representations and warranties expressly set forth in this Agreement.

 (b)Representations and Warranties of ASTRO. ASTRO hereby represents and warrants to Calarco, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

 (i)Organization and Qualification. ASTRO and Custom Pool are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation.

 (ii)Authorization; Restrictions, Consents or Approvals. ASTRO has full power and authority to enter into and perform its obligations under this Agreement. ASTRO has obtained the approvals and consents of its Board of Directors and Shareholders. This Agreement has been duly executed by ASTRO and constitutes the legal, valid, binding and enforceable obligation of ASTRO, enforceable against ASTRO in accordance with its terms. The execution and delivery of this Agreement and the consummation by ASTRO of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of ASTRO or any applicable law relating to ASTRO, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which ASTRO is bound or to which any property of ASTRO is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which ASTRO has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of ASTRO, (D) constitute an event permitting termination of any material agreement or instrument to which ASTRO is a party or by which any property or asset of ASTRO is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which ASTRO has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which ASTRO is a party or by which ASTRO may be bound, or result in the violation by ASTRO of any laws to which ASTRO may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by ASTRO of this Agreement or the performance by ASTRO of its obligations hereunder.

 (iii)Capitalization of Custom Pool. The Custom Pool Shares constitute all of the issued and outstanding shares of common stock of Custom Pool. No securities of Custom Pool are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, common stock of Custom Pool, or contracts, commitments, understandings or arrangements by which Custom Pool is or may become bound to issue additional shares of Custom Pool common stock, or securities or rights convertible or exchangeable into common stock of Custom Pool. The exchange of the Custom Pool Shares contemplated by this Agreement will not, immediately or with the passage of time; (A) obligate Custom Pool to issue common stock of Custom Pool or other securities to any person, or (B) result in a right of any holder of Custom Pool securities to adjust the exercise, conversion, exchange or reset price of such securities.

 (iii)Issuance of Shares. The Custom Pool Shares have been duly authorized and are validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the Custom Pool Shares are fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of Custom Pool’s common stock.

 (v)No Reliance. ASTRO has not relied on and is not relying on any representations, warranties or other assurances regarding Calarco other than the representations and warranties expressly set forth in this Agreement.

3.Closing.

 (a)Conditions to Calarco’s Obligations. The obligations of Calarco under this Agreement, (including, without limitation, the obligation to transfer the Custom Pool Shares in exchange for the Calarco Shares) shall be subject to satisfaction of the following conditions, unless waived by Calarco:

(i)ASTRO shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing;

(ii)all of the representations and warranties of ASTRO herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing;

(iii)ASTRO shall have executed and delivered to Calarco all documents necessary to transfer the Custom Pool Shares to Calarco, as contemplated by this Agreement (including those documents described in Section 3(d)); and

(iv)ASTRO shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Custom Pool and ASTRO, respectively.

 (b)Conditions to ASTRO’s Obligations. The obligations of ASTRO’s under this Agreement, (including, without limitation, the obligation to transfer the Custom Pool Shares in exchange for the transfer by Calarco of the ASTRO Shares) shall be subject to satisfaction of the following conditions, unless waived by Calarco’s:

(i)Calarco shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing;

(ii)all of the representations and warranties of Calarco herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing;

(iii)Calarco shall have executed and delivered to ASTRO all documents necessary to transfer the Calarco Shares to ASTRO, as contemplated by this Agreement (including those documents described in Section 3(d)); and

(iv)Calarco shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the organization document of Calarco.

(c)Closing Documents. At the Closing:

 (i)Calarco shall deliver to ASTRO, in form and substance reasonably satisfactory to ASTRO, certificates evidencing the ASTRO Shares, together with stock powers duly for such certificates to allow the transfer of such certificates;

 (ii)ASTRO shall deliver to Calarco, in form and substance reasonably satisfactory to Calarco, (a) certificates evidencing the Custom Pool Shares, registered in the name of ASTRO, and (b) copies of resolutions adopted by the board of directors of ASTRO and certified by the Secretary of ASTRO authorizing the execution and delivery of, and performance of ASTRO’s obligations under, this Agreement.

4.Survival of Representations and Warranties.

 (a)None of the representations, warranties and covenants of ASTRO, Custom Pool or Calarco’s hereto contained in this Agreement shall survive the Closing, except that the representations and warranties contained in Section 2(a)(i), Section 2(b)(i), Section 2(b)(ii), Section 2(b)(iii), Section 2(c)(i), and Section 2(c)(ii) shall survive until the latest date permitted by applicable law. Except as specifically set forth in the preceding sentence, no other representation, warranty or covenant of any party set forth in this Agreement will survive the Closing, and no party will have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation, warranty or covenant.

5.General Provisions.

 (a)Releases and Waivers of ASTRO.  ASTRO acknowledges and agrees that the number of Custom Pool Shares being exchanged represent the total number and type of Custom Pool Shares held by ASTRO as of the date of this Agreement and as of the Closing. ASTRO hereby releases Calarco from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which ASTRO may have with respect to any Custom Pool Shares in excess of the number of Custom Pool Shares transferred. ASTRO hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which ASTRO may be entitled under the articles of incorporation, bylaws or other organizational documents of Custom Pool or under any other agreement or instrument in connection with the Exchange. ASTRO hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in Custom Pool.

 (c)Certain Tax Matters. It is the intent of the parties hereto that the Exchange qualify as an exchange described in Section 351 of the Code. Each of the parties shall use their respective reasonable best efforts to cause the Exchange to qualify as an exchange within the meaning of Section 351(a) of the Code, and will not take, or will not agree to take, any action that would prevent the Exchange from qualifying as such an exchange. Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of the parties shall report the Exchange for U.S. federal income tax purposes as an exchange within the meaning of Section 351(a) of the Code.

 (d)Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties.

 (e)Arbitration. Any claim, dispute or controversy among the parties arising out of or relating to this Agreement, including the breach thereof, which cannot be satisfactorily settled by the parties, will be finally and exclusively settled by confidential and binding arbitration (“Arbitration”) upon the written request of any party.

The Arbitration shall be administered by the Judicial Arbitration and Mediation Service (“JAMS”) in accordance with its Commercial Arbitration Rules (the “Rules”). The Arbitration will be conducted by one arbitrator selected in accordance with the Rules. The Arbitration award will be final and binding upon the parties, and judgment upon such award may be entered in any court having jurisdiction thereof.

 (f)Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

 (g)Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

 (h)Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, two (2) business days after date of placement with such courier.

Astro Aerospace Ltd.

320 W Main Street

Lewisville, TX 75057

Lawrence & Loreen Calarco Family Trust

2951 SE Waaler St.

Stuart, FL 34997

 (i)No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

 (j)Public Announcements. Each of the ASTRO and Calarco will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

 (k)Termination. This Agreement may be terminated upon written notice at any time prior to Closing by mutual written consent of the parties. Termination of this Agreement will terminate all rights and obligations of the parties under this Agreement and this Agreement will become void and have no force or effect.

 (l)Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

 (m)Counterparts. This Agreement may be executed in one or more counterparts (including fax counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Astro Aerospace Ltd.

/s/Bruce Bent

By:  Bruce Bent, Chief Executive Officer

Lawrence & Loreen Calarco Family Trust

/s/Lawrence Calarco

By:  Lawrence Calarco, Trustee